Exhibit 32

CERTIFICATION

Pursuant to 18 U.S.C. 1350
(Section 906 of the Sarbanes-Oxley Act of 2002)

In connection with the Amendment No. 1 to the Quarterly Report on Form 10-Q/A of KollagenX Corp. (the “Company”) for the period ended September 30, 2014, as filed with the Securities and Exchange Commission on the date hereof (the “Report”) We, Richard G. Stifel, as Chief Financial Officer and Rondell Fletcher as President of the Company, hereby certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: January 13, 2015	/s/ Rondell Fletcher
Richard G. Stifel
President

By: /s/ Richard G. Stifel
Richard G. Stifel
Chief Financial Officer

This certification accompanies each Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of §18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.